SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-A


FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934


CATERPILLAR INC.
(Exact name of registrant as specified in its charter)


Delaware
(State or other jurisdiction of incorporation)


1-768
(Commission File Number)


37-0602744
(IRS Employer I.D. No.)


100 NE Adams Street, Peoria, Illinois
(Address of principal executive offices)


61629
(Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class to be so registered:

  Rights to Purchase Series A Junior Participating Preferred Stock


 Name of each exchange on which each class is to be registered:

  New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

 None



Item 1.  Description of Securities to be Registered.




RE:  SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES

     On December 11, 1996, the Board of Directors of Caterpillar Inc. declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Caterpillar common stock (the "Common Shares"). The dividend is payable on December 23, 1996 (the "Record Date") to stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (the "Preferred Shares") for $300 (the "Purchase Price"), subject to adjustment. Terms of the Rights are in a Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust Company of New York (the "Rights Agent").

     Separate certificates evidencing the Rights will not be distributed until the earlier of:

* 10 days following public announcement that a person (an "Acquiring Person") has acquired 15% or more of the outstanding Common Shares; or
* 10 business days following commencement of a tender offer or exchange offer which would result in a person or group owning15% or more of the outstanding Common Shares (the "Distribution Date").

     Until the Distribution Date:

* the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by the Common Share certificate with a copy of this Summary of Rights attached;
*  the Rights will be transferred only with the Common Shares;
* new Common Share certificates will contain a notation incorporating the Rights Agreement by reference;
* the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights attached, will constitute the transfer of the Rights associated with the Common Shares.

Following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and these separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on December 11, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company. The number of outstanding Rights, the Purchase Price, and the number of Preferred Shares issuable upon exercise of the Rights are subject to adjustment to prevent dilution.

     If any person becomes an Acquiring Person, each Right holder, other than the Acquiring Person, will have the right to receive that number of Common Shares having a market value of two times the exercise price of the Right. If the Company is acquired in a merger or other transaction or 50% or more of its consolidated assets or earning power are sold after a person becomes an Acquiring Person, each holder of a Right will have the right to receive that number of shares of common stock of the acquiring company having a market value of two times the exercise price of the Right.

     At any time after any person becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding Common Shares, the Board of Directors may exchange the Rights at a ratio of one Common Share, or one one-hundredth of a Preferred Share, per Right.

     At any time prior to the acquisition by a person of 15% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole at a price of $.01 per Right (the "Redemption Price"). Immediately upon redemption of the Rights, the right to exercise the Rights will terminate and the only right of the Rights holders will be to receive the Redemption Price.



  Item 2.  Exhibits.

  1      Rights Agreement dated as of December 11, 1996 between Caterpillar
          Inc. and First Chicago Trust Company of New York, as Rights Agent, and Form of Right Certificate (attached as Exhibit A to the Rights Agreement).

  2      Certificate of Designation, Preferences and Rights of the Terms of
          the Series A Junior Participating Preferred Stock.




SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              CATERPILLAR INC.




Dated:  December 11, 1996              By:  /s/R. Rennie Atterbury III
                                               R. Rennie Atterbury III
                                                   Vice President


INDEX OF EXHIBITS

Exhibit
Number     Description

 1         Rights Agreement dated as of December 11, 1996 between Caterpillar
            Inc. and First Chicago Trust Company of New York, as Rights Agent, and Form of Right Certificate (attached as Exhibit A to the Rights Agreement).

 2         Certificate of Designation, Preferences and Rights of the Terms of
            the Series A Junior Participating Preferred Stock.





                                                              EXHIBIT 1

RIGHTS AGREEMENT

     RIGHTS AGREEMENT, dated December 11, 1996 (the "Agreement"), between Caterpillar Inc., a Delaware Company, (the "Company"), and First Chicago Trust Company of New York (the "Rights Agent").
     The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding at the close of business on December 23, 1996 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to Common Shares that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date in accordance with the provisions of Section 21 of this Agreement.
     The parties agree as follows:

     Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
     (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the then outstanding Common Shares. Notwithstanding the foregoing, (A) the term "Acquiring Person" shall not include (i) the Company,
(ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, or (v) any Person, who or which together with all Affiliates and Associates of such Person becomes the Beneficial Owner of 15% or more of the outstanding Common Shares because of the acquisition of Common Shares directly from the Company, and (B) no Person shall be deemed to be an "Acquiring Person" either (X) as a result of the acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person; except that if (i) a Person would become an Acquiring Person (but for the operation of this subclause X) as a result of the acquisition of Common Shares by the Company, and (ii) after such share acquisition by the Company, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional Common Shares, then such Person shall be deemed an Acquiring Person, or (Y) if (i) within 8 days after such Person would otherwise have become an Acquiring Person (but for the operation of this subclause Y), such Person notifies the Board of Directors that such Person did so inadvertently and (ii) within 2 days after such notification, such Person is the Beneficial Owner of less than 15% of the outstanding Common Shares.
     (b) "Act" shall mean the Securities Act of 1933, as amended and as in effect on the date of this Agreement.
     (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the "Exchange Act").
     (d)  A Person shall be the "Beneficial Owner" of any securities:
          (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;
          (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with Exchange Act rules and
(2) is not then reportable on Schedule 13D under the Exchange Act; or
          (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any such Person's Affiliates or Associates) has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) relating to the acquisition, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B)) or disposing of any securities of the Company.
     (e) "Business Day" shall mean any day other than a Saturday, Sunday or U.S. federal holiday.
     (f) "Close of business" on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.
     (g) "Common Shares" when used with reference to the Company shall mean the shares of Common Stock, par value $1.00 per share, of the Company or, in the event of a subdivision, combination or consolidation with respect to such shares of Common Stock, the shares of Common Stock resulting from such subdivision, combination or consolidation. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.
     (h)  "Distribution Date" shall have the meaning set forth in Section 3.
     (i)  "Final Expiration Date" shall have the meaning set forth in
Section 7.
     (j) "Interested Stockholder" shall mean any Acquiring Person or any Affiliate or Associate of any Acquiring Person or any other Person in which any such Acquiring Person, Affiliate or Associate has an interest, or any other Person acting directly or indirectly on behalf of or in concert with an Acquiring Person, Affiliate or Associate.
     (k) "Person" shall mean any individual, firm, partnership, Company, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.
     (l) "Preferred Shares" shall mean shares of Series A Junior Participating Preferred Stock, with a par value of $1.00 per share of the Company having the relative rights, preferences and limitations set forth in the Certificate of Designation dated November 14, 1986, applicable to such Series A Junior Participating Preferred Stock.
     (m)  "Redemption Date" shall have the meaning set forth in Section 7.
     (n) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii).
     (o) "Section 13 Event" shall mean any event described in clause (a), (b) or (c) of Section 13.
     (p) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.
     (q) "Subsidiary" of any Person shall mean any Company or other Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.
     (r)  "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

     Section 2. Appointment of Rights Agent. The Company appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent accepts such appointment.

     Section 3. Issuance of Right Certificates. (a) Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth day (or such later date as may be determined by action of the Company's Board of Directors) after the date of commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the company, any Subsidiary of the Company or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) to commence a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (including, in the case of both (i) and (ii), any such date which is after the date of this Agreement and prior to the issuance of the Rights), the earlier of such dates being herein referred to as the "Distribution Date," (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of holders thereof (which certificates shall also be deemed to be Right Certificates) and not be separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Company). As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send to each record holder of Common Shares as of the close of business on the Distribution Date a Right Certificate, substantially in the form of Exhibit A (a "Right Certificate"), evidencing one Right for each Common Share so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.
     (b) Promptly following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares in the form of Exhibit B (the "Summary of Rights") to each record holder of Common Shares as of the close of business on the Record Date. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of holders thereof together with a copy of the Summary of Rights. Until the Distribution Date (or the earlier of the Redemption Dates or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of Rights associated with Common Shares.
     (c) Certificates for Common Shares which become outstanding after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, shall be deemed also to be certificates for Rights, and shall bear the following legend:

This certificate evidences and entitles the holder to certain rights set forth in a Rights Agreement between Caterpillar Inc. and First Chicago Trust Company of New York, dated December 11, 1996 (the "Rights Agreement"), the terms of which are incorporated by reference and a copy of which is on file at the principal executive offices of Caterpillar Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Caterpillar Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request for it. Under certain circumstances, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

     Section 4. Form of Right Certificate. The Right Certificates shall be in the form of Exhibit A and may have such marks, legends, summaries or endorsements as the Company may deem appropriate. The Right Certificates shall entitle the holders to purchase such number of one-hundredths of a Preferred Share set forth at the price per one one-hundredth of a Preferred Share set forth (the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price shall be subject to adjustment as provided.

     Section 5. Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by its Chairman, any Group President, or any of its Vice Presidents, shall have affixed the Company's seal and shall be attested by the Secretary or an Assistant Secretary of the Company. The Right Certificates shall be countersigned by the Rights Agent and shall not be valid unless countersigned.
     (b) Following the Distribution Date, the Rights Agent will keep books for registration and transfer of the Right Certificates. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the certificate number and the date of each of the Right Certificates.

     Section 6. Transfer, Split-Up, Combination and Exchange of Right Certificates, Mutilated, Destroyed, Lost or Stolen Right Certificate. (a) Subject to the provisions of Section 14, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredth of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificates shall make such request in writing to the Rights Agent, and shall surrender the Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. The Company may require payment sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
     (b) Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate to the Rights Agent for countersignature and delivery.

     Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) The registered holder of any Right Certificate may exercise the Rights in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate duly executed, to the Rights Agent with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on December 11, 2006 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 22 (the "Redemption Date"), or
(iii) the time at which such Rights are exchanged as provided in Section 23.
     (b) The Purchase Price for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right shall initially be $300, subject to adjustment as provided. In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, each Common Share outstanding following such subdivision, combination or consolidation shall continue to have a Right associated with it and the Purchase Price following any such event shall be proportionately adjusted to equal the result obtained by multiplying the Purchase Price immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the event.
     (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the Preferred Shares and an amount equal to any applicable transfer tax required to be paid by the holder, the Rights Agent shall promptly (i) (A) requisition certificates for the number of Preferred Shares to be purchased or (B) requisition depositary receipts representing such number of one one-hundredth of a Preferred Share to be purchased, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by the holder, and (iv) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Right Certificate.
     (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

     Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon exercise. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy canceled Right Certificates and deliver a certificate of destruction to the Company.

     Section 9. Reservation and Availability of Preferred Shares. (a) The Company agrees that prior to a Section 11(a)(ii) Event it will reserve out of its authorized and unissued Preferred Shares, or any authorized and issued Preferred Shares held in its treasury, the number of Preferred Shares sufficient to permit exercise in full of all outstanding Rights and, after the occurrence of a Section 11(a)(ii) Event, shall, to the extent reasonably practicable, so reserve a sufficient number of Common Shares (and/or other securities) which may be required to permit exercise in full of Rights pursuant to this Agreement.
     (b) The Company agrees that it will pay any U.S. federal and state transfer taxes and charges which may be payable for the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable for any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates of depository receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights, until any such tax shall have been paid or until it has been established to the Company's satisfaction that no tax is due.

     Section 10. Preferred Shares Record Date. Each person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall be the holder of record of the Preferred Shares represented, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to exercise of the Rights, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable.

     Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment as provided in this Section.
     (a) (i) If the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving Company), except as otherwise provided in this Section, the Purchase Price in effect at the time of such event, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.
       (ii) In the event any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, then each holder of a Right shall have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price such number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares on the date of such first occurrence;
       (iii) After the occurrence of such event, any Rights that were acquired or beneficially owned by an Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall have no right to exercise the Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be canceled.
       (iv) If there shall not be sufficient treasury shares or authorized but unissued (and unreserved) Common Shares to permit the exercise in full of the Rights, the Company shall take all such action as may be necessary to authorize additional Common Shares. If the Company is unable to authorize additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.
     (b) In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price, and the denominator of which shall be number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
     (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving Company) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price (as determined pursuant to Section 11(d) hereof) of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
     (d)(i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) shall be the average of the daily closing prices per share of such Security for thirty (30) consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement of (A) a dividend or distribution payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted , the average of the high bid and low asked prices in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAO") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If on any such date no such market marker is making market in the Security, the fair value of the Security on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.
       (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i), (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by 100. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.
     (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this
Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the Final Expiration Date.
     (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13, the holder of any Right exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of other shares so receivable upon exercise of any Right shall be subject to adjustment.
     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price shall evidence the right to purchase at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable upon exercise of the Rights, all subject to further adjustment as provided.
     (h) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(h), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing the additional Rights to which holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates distributed shall be issued, executed and countersigned in the manner provided and shall be registered in the names of the holders of record as specified in the public announcement.
     (i) Right Certificates thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates.
     (j) Before taking any action that would cause an adjustment reducing the Purchase Price below par value, if any, of the number of one one-hundredths of a Preferred Share, Common Shares or other securities issuable upon exercise of the Rights, the Company shall take any corporate action necessary for the Company to validly issue such number of fully paid and nonassessable one one-hundredths of a Preferred Share, Common Shares or other securities at such adjusted Purchase Price.
     (k) If Section 11 requires an adjustment in the Purchase Price effective as of a record date for a specified event, the Company may defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the Preferred Shares, Common Shares or other securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares, Common Shares or other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring adjustment.
     (l) The Company may make reductions in the Purchase Price so that (i) any consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this
Section 11, made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

     Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 or 13, the Company shall promptly (a) prepare a certificate setting forth the adjustment, (b) file with the Rights Agent a copy of such certificate and (c) mail a brief summary to each holder of a Right Certificate.

     Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event, at any time after a Person has become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving Company of such merger and, in connection with such merger, all or part of the Common Shares shall be exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then (i) each holder of a right shall have the right to receive, in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving Company) as shall equal the result obtained by (A) multiplying the current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11 (d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this
Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

     Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Rights, the fair value of the Rights on such a date as determined in good faith by the Board of Directors of the Company shall be used.
     (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are one one-hundredth or integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are one one-hundredth or integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not one one-hundredth or integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of one Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of exercise.
     (c) Following occurrence of one of the transactions or events specified in Section 11 giving rise to the right to receive Common Shares, capital stock equivalents (other than Preferred Shares) or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of shares or units of such Common Shares, capital stock equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractions of such Common Shares, capital stock, equivalents or other securities. In lieu of fractional shares or units of such Common Shares, capital stock equivalents or other securities, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised an amount in cash equal to the same fraction of the current market value of a share or unit of such Common Shares, capital stock equivalents or other securities. For purposes of this Section 14(c), the current market value shall be determined in the manner set forth in Section 11(d) for the Trading Day immediately prior to the date of exercise and, if such capital stock equivalent is not traded, each capital stock equivalent shall have the value of one one-hundredth of a Preferred Share.

     Section 15. Agreement of Right Holders. Every holder of a Right agrees that:
     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;
     (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate form fully executed;
     (c) the Company and the Rights Agent may treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby; and
     (d) neither the Company nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 16. Right Certificate Holder Not Deemed a Stockholder. No holder of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Rights evidenced by such Right Certificate shall have been exercised.

     Section 17. Concerning the Rights Agent. (a) The Company agrees to pay the Rights Agent reasonable compensation for all services rendered. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided for herein shall survive the expiration of the Rights and the termination of this Agreement.
     (b) The Rights Agent shall be protected and shall incur no liability for any action in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other document believed to be genuine and signed, executed and, where necessary, verified or acknowledged, by the proper Persons.

     Section 18.  Merger or Consolidation or Change of Name of Rights Agent.
     (a) Any Company into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Company resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Company succeeding to the stock transfer or all or substantially all of the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Company would be eligible for appointment as a successor Rights Agent.
In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
     (b) If the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     Section 19. Duties of Rights Agent. The Rights Agent undertakes only those duties and obligations imposed by this Agreement upon the following terms and conditions, all of which the Company and the holders of Rights Certificates shall be bound:
     (a) The Rights Agent may consult with legal counsel and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, any Group President or any Vice President of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action in reliance upon such certificate.
     (c) The Rights Agent shall be liable only for its own negligence, bad faith or willful misconduct.
     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or the Right Certificates (except its countersignature on such Right Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or its execution and delivery (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights or any adjustment required under Section 11 or Section 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the certificate described in Section 12); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares or Common Shares will, when issued, be validly authorized and issued, fully paid and non-assessable.
     (f) The Company agrees that it will perform, execute, acknowledge and deliver acts, instruments and assurances reasonably required by the Rights Agent.
     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman, any Group President, or Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties and shall not be liable for any action taken or suffered by it in good faith or lack of action in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Right Agent, set forth in writing any action proposed to be taken or omitted by the Right Agent under this Rights Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instruction in response to such application specifying the action to be taken or omitted.
     (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.
     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     Section 20. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing to the Company and to holders of the Rights Certificates. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' written notice to the Rights Agent or successor Rights Agent and to holders of the Rights Certificates. If the Rights Agent shall resign or be removed, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by a court, shall be a Company organized and doing business under the laws of the United States or of the State of Illinois or New York (or of any other state of the United States so long as such Company is authorized to do business as a banking institution in the State of Illinois or New York), in good standing, having an office in the State of Illinois or New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice in writing to the registered holders of the Right Certificates. Failure to give adequate notice shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment, of the successor Rights Agent.

     Section 21. Issuance of New Right Certificates. (a) The Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.
     (b) In addition, in connection with the issuance or sale of Common
Shares following the Distribution Date, and prior to the earlier of the Redemption Date and the Final Expiration Date, the Company (a) shall with respect to Common Shares as issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) the Company shall not be obligated to issue any such Right Certificates if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     Section 22.  Redemption and Termination.
     (a) (i) The Board of Directors of the Company may, at its option, redeem all but not less than all outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction (such redemption price being hereinafter referred to as the "Redemption Price"). Redemption of the Rights may be effective at such time, on such basis and with such conditions as the Board of Directors, in its sole discretion, may establish.
     (b) Immediately upon redemption, the right to exercise the Rights will terminate and the only right thereafter of the holders shall be to receive the Redemption Price. The Company shall promptly give public notice of any redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after the date for redemption set forth in a resolution of the Board of Directors ordering the redemption, the Company shall mail a notice of redemption to all the holders of the outstanding Rights. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights in any manner other than that specifically set forth in this Section and other than in connection with the purchase of Common Shares prior to the Distribution Date.
     (c) The Company may discharge all of its obligations by (i) issuing a press release announcing the manner of redemption of the Rights in accordance with this Agreement and (ii) mailing payment of the Redemption Price to the registered holders of the Rights.

     Section 23. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). The Board of Directors shall not be empowered to effect an exchange after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company, or any such Subsidiary, any entity holding Common Shares for or pursuant to the terms of any such a plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares outstanding.
     (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail notice of any exchange to all holders. Each notice will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of valid Rights held.
     (c) In any exchange pursuant to this Section, the Company, at its option, may substitute Preferred Shares for some or all of the Common Shares exchangeable for Rights, at the initial rate of one one-hundredth of a Preferred Share (or equivalent preferred share) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one Common Share.
     (d) In the event that there shall not be sufficient Common Shares or Preferred Shares authorized to permit an exchange of Rights, the Company shall take all action necessary to authorize additional Common Shares or Preferred Shares for issuance.

     Section 24.  Notice of Certain Events.  (a) If the Company shall propose
(i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares, (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with any other Person or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer) in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries to any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then the Company shall give to each holder of a Right Certificate notice of such proposed action and file a certificate with the Rights Agent to that effect, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to occur and the date of participation by the holders of the Preferred Shares. Such notice shall be given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the date for determining holders of the Preferred Shares for purposes of the action, and in the case of any other action, at least ten (10) days prior to the date of the taking of the proposed action or the date of participation therein by the holders of the Preferred Shares, whichever shall be earlier.
     (b) In case of a Section 11(a)(ii) Event, (i) the Company shall as soon as practicable give to each holder of a Right Certificate, notice of such event, and (ii) all references in the preceding paragraph (a) to Preferred Shares shall be deemed thereafter to refer also to Common Shares and/or, if appropriate, other securities of the Company.

     Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows

                        Caterpillar Inc.
                        100 N. E. Adams Street
                        Peoria, IL  61629-7310
                        Attention:  Secretary

Any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                        First Chicago Trust Company of New York
                        525 Washington Boulevard, Suite 4660
                        Jersey City, NJ   07310
                        Attention:  Tenders & Exchanges Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate or, if prior to the Distribution Date, to the holder of certificates representing Common Shares shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 26.  Supplements and Amendments.  Prior to the Distribution
Date, the Company and the Rights Agent may, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date, the Company and the Rights Agent may, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interest of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights or obligations of the Rights Agent under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

     Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      Section 28. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 29. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     Section 30. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.




     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the date and year first above written.

                                          Caterpillar Inc.
Attest:
        By /s/Mary Jo Callahan            By /s/R. Rennie Atterbury III
        Name: Mary Jo Callahan            Name: R. Rennie Atterbury III
        Title: Assistant Secretary        Title: Vice President, Secretary
                                                  and General Counsel


                                           First Chicago Trust Company
                                             of New York
Attest:
        By /s/James Kuzmich               By /s/Michael Kane
        Name: James Kuzmich               Name: Michael Kane
        Title: Customer Service Officer   Title: Assistant Vice President



Exhibit A to Rights Agreement
Form of Right Certificate


Certificate No. R-

NOT EXERCISABLE AFTER DECEMBER 11, 2006 OR EARLER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.


Right Certificate

CATERPILLAR INC.

This certifies that __________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 11, 1996 (the "Rights Agreement"), between Caterpillar Inc., a Delaware corporation (the "Company") and First Chicago Trust Company of New York (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., New York City time, on April 30, 2006 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company, (the "Preferred Shares") at a purchase price of $300 (subject to adjustment as provided in the Rights Agreement) per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of December 11, 1996, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated by reference. Copies of the Rights Agreement are on file at the offices of the Company and Rights Agent.


     This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged for shares of the Company's Common Stock, par value $1.00 per share.

     No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein, be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.


     WITNESS the facsimile signature of the proper officers of the Company
and its corporate seal.  Dated as of                                      .



                                       CATERPILLAR INC.
ATTEST:
                                        By:
Name:                                   Name:
Title:                                  Title:

Countersigned:


FIRST CHICAGO TRUST COMPANY OF NEW YORK

By
  Name:
  Title:



Form of Reverse Side of Right Certificate


FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

     FOR VALUE RECEIVED                                      hereby
sells, assigns and transfer unto

(Please print name and address of transferee)

this Right Certificate, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint
Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:



                                          ___________________________________
                                                   Signature



Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                        ___________________________________
                                                    Signature


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise
Rights represented by the Right Certificate.)

To:  CATERPILLAR INC.

     The undersigned hereby irrevocably elects to exercise
Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)
Dated:
                                  ____________________________________
                                              Signature
Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                   ____________________________________
                                              Signature


NOTICE

     The signature in the Form of Assignment or Form of Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored



EXHIBIT B TO RIGHTS AGREEMENT

December 23, 1996

     On December 11, 1996, the Board of Directors of Caterpillar Inc. declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Caterpillar common stock (the "Common Shares"). The dividend is payable on December 23, 1996 (the "Record Date") to stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (the "Preferred Shares") for $300 (the "Purchase Price"), subject to adjustment. Terms of the Rights are in a Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust Company of New York (the "Rights Agent").

     Separate certificates evidencing the Rights will not be distributed until the earlier of:

* 10 days following public announcement that a person (an "Acquiring Person") has acquired 15% or more of the outstanding Common Shares; or
* 10 business days following commencement of a tender offer or exchange offer which would result in a person or group owning15% or more of the outstanding Common Shares (the "Distribution Date").

     Until the Distribution Date:

* the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by the Common Share certificate with a copy of this Summary of Rights attached;
*  the Rights will be transferred only with the Common Shares;
* new Common Share certificates will contain a notation incorporating the Rights Agreement by reference;
* the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights attached, will constitute the transfer of the Rights associated with the Common Shares.

Following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and these separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on December 11, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company. The number of outstanding Rights, the Purchase Price, and the number of Preferred Shares issuable upon exercise of the Rights are subject to adjustment to prevent dilution.

     If any person becomes an Acquiring Person, each Right holder, other than the Acquiring Person, will have the right to receive that number of Common Shares having a market value of two times the exercise price of the Right. If the Company is acquired in a merger or other transaction or 50% or more of its consolidated assets or earning power are sold after a person becomes an Acquiring Person, each holder of a Right will have the right to receive that number of shares of common stock of the acquiring company having a market value of two times the exercise price of the Right.

     At any time after any person becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding Common Shares, the Board of Directors may exchange the Rights at a ratio of one Common Share, or one one-hundredth of a Preferred Share, per Right.

     At any time prior to the acquisition by a person of 15% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole at a price of $.01 per Right (the "Redemption Price"). Immediately upon redemption of the Rights, the right to exercise the Rights will terminate and the only right of the Rights holders will be to receive the Redemption Price.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is also available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by the Rights Agreement, which is incorporated by reference.



                                                             EXHIBIT 2

                                CATERPILLAR INC.
                                  CERTIFICATE
                   OF DESIGNATION, PREFERENCES AND RIGHTS
                             OF THE TERMS OF THE
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

              Pursuant to Section 151 of the General Corporation Law
                         of the State of Delaware

     We, George A. Schaefer, Chairman of the Board, and Robert R. Thornton, Secretary, of Caterpillar Inc. organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 103 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on November 12, 1986, adopted the following resolution creating a series of 2,000,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences, and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 2,000,000.

     Section 2.  Dividend and Distributions.

     (A) The dividend rate on the shares of Series A Preferred Stock shall be for each quarterly dividend (hereinafter referred to as a "quarterly dividend period"), which quarterly dividend periods shall commence on December 1, March 1, June 1, and September 1, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") (or in the case of original issuance, from the date of original issuance) and shall end on and include the day next preceding the first date of the next quarterly dividend period, at a rate per quarterly dividend period (rounded to the nearest cent) equal to the greater of (a) $2.50 or (b) subject to the provisions for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the Common Stock, par value $1.00 per share, of the Corporation ( the "Common Stock") during the immediately preceding quarterly dividend period, or, with respect to the first quarterly dividend period, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event this Company shall at any time after November 12, 1986 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause
(b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividend shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 45 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in the Certificate of Incorporation or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) Except as set forth herein, in the Certificate of Incorporation and in the By-laws, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4. Reacquired Shares. Any shares of Series A Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 5.  Liquidation, Dissolution or Winding Up.

     (A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive the greater of (a) $150 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event pursuant to clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

      Section 8. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock. All payments made with respect to fractional shares hereunder shall be rounded to the nearest whole cent.

     Section 9.  Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem or purchase or otherwise acquire for consideration shares on any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes shall determine in good faith will result in fair and equitable treatment among the respective series or classes.


     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 9, purchase or otherwise acquire such shares at such time and in such manner.

     Section 10. Ranking. The Series A Preferred Stock shall be junior to all other Series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets, except to the extent a series is made pari passu with the Series A Preferred Stock.

     Section 11. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock voting together as a single class.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 14th day of November, 1986.


                                                /s/George A. Schaefer
                                                Chairman of the Board

Attest:

/s/Robert R. Thornton
      Secretary